                           12
EXHIBIT 27
Financial Data Schedule
Fiscal year ended                                       Jan-31-1994
period end                                              Apr-30-94
Multiplier                                                 1000
cash and cash items                                       53002
marketable securities                                     48443
notes and accounts receivable-trade                       80403
allowances for doubtful accounts                         (5244)
inventory                                                946224
total current assets                                    1202039
property plant and equipment                            1393557
accumulated depreciation                                (311768)
total assets                                            2385676
total current liabilities                                799005
bonds,mortgages and similar debt                         605709
preferred stock-madatory redemption                           0
preferred stock-no mandatory redemption                       0
common stock                                              74111
other stockholders equity                                854140
total liabilities and stockholders equity               2385676
net sales of tangible products                          1397008
total revenue                                           1397008
costs of tangible goods sold                            1060300
total costs and expenses applicable to sales            1060300
other costs and expenses                                 248705
provision for doubtful accounts and notes                     0
interest and amortization of debt discount                 8383
income before tax and other items                         79620
income tax expense                                        27887
income/loss continuing operations                         51753
discontinued operations                                       0
extraordinary items                                           0
cummulative effect-change in accounting principles            0
net income or loss                                        51753
earnings per share primary                                 0.35
earnings per share-fully diluted                           0.34
